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1Q
20

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	First Quarter 2020

Financial Supplement
Corporate Information	First Quarter 2020

Corporate Profile

Digital Realty owns, acquires, develops and operates data centers.  The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products.  As of March 31, 2020, the company’s 213 data centers, including 40 data centers held as investments in unconsolidated joint ventures and excluding Interxion’s portfolio, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers.  Digital Realty’s portfolio is comprised of approximately 29.8 million square feet, excluding approximately 4.3 million square feet of space under active development and 1.7 million square feet of space held for future development and Interxion’s portfolio, located throughout North America, Europe, Latin America, Asia and Australia.  For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

Four Embarcadero Center, Suite 3200
San Francisco, California  94111
Telephone:  (415) 738‑6500
Website:  https://www.digitalrealty.com/

Senior Management

Chief Executive Officer:  A. William Stein
Chief Financial Officer:  Andrew P. Power
Chief Investment Officer:  Gregory S. Wright
Chief Technology Officer:  Christopher L. Sharp
Executive Vice President, Global Sales & Marketing:  Corey J. Dyer
Executive Vice President, Operations:  Erich J. Sanchack

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

Bank of America
Argus Research	BMO Capital Markets	Merrill Lynch	Berenberg	Citigroup
Jacob Kilstein	Ari Klein	Michael Funk	Nate Crossett	Michael Rollins
(646) 747‑5447	(212) 885‑4103	(646) 855‑5664	(646) 949‑9030	(212) 816‑1116

Cowen & Company	Credit Suisse	Green Street Advisors	J.P. Morgan	Jefferies
Colby Synesael	Sami Badri	David Guarino	Richard Choe	Jonathan Petersen
(646) 562‑1355	(212) 538‑1727	(949) 640‑8780	(212) 662‑6708	(212) 284‑1705

KeyBanc Capital	MoffettNathanson	Morgan Stanley	Morningstar	New Street Research
Jordan Sadler	Nick Del Deo	Simon Flannery	Matthew Dolgin	Spencer Kurn
(917) 368‑2280	(212) 519‑0025	(212) 761‑6432	(312) 696‑6783	(212) 921‑2067

RBC Capital Markets	Raymond James	Robert W. Baird	Stifel	SunTrust
Jonathan Atkin	Frank Louthan	David Rodgers	Erik Rasmussen	Gregory Miller
(415) 633‑8589	(404) 442‑5867	(216) 737‑7341	(212) 271‑3461	(212) 303‑4169

UBS	Wells Fargo	William Blair
John Hodulik	Jennifer Fritzsche	James Breen
(212) 713‑4226	(312) 920‑3548	(617) 235‑7513

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission.  Additional information about Digital Realty and our business is also available on our website at https://www.digitalrealty.com/.

Financial Supplement
Corporate Information (Continued)	First Quarter 2020

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series G Preferred Stock:	DLRPRG
Series I Preferred Stock:	DLRPRI
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19
High price	$143.61	$136.32	$130.10	$125.19	$120.93
Low price	$105.00	$112.32	$110.84	$111.90	$100.05
Closing price, end of quarter	$138.91	$119.74	$129.81	$117.79	$119.00
Average daily trading volume	3,631,748	1,624,959	1,155,865	1,099,390	1,472,260
Indicated dividend per common share (1)	$4.48	$4.32	$4.32	$4.32	$4.32
Closing annual dividend yield, end of quarter	3.2%	3.6%	3.3%	3.7%	3.6%
Shares and units outstanding, end of quarter (2)	272,068,948	217,743,913	217,727,225	217,694,587	217,687,598
Closing market value of shares and units outstanding (3)	$37,793,099	$26,072,656	$28,263,171	$25,642,246	$25,904,824

(1)	On an annualized basis.
(2)

As of March 31, 2020, the total number of shares and units includes 263,595,562 shares of common stock, 6,307,648 common units held by third parties and 2,165,738 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.

(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of March 31, 2020	First Quarter 2020

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	263,595,562	96.9%
Third-Party Unitholders	6,307,648	2.3%
Directors, Officers and Others (3)	2,165,738	0.8%
Total	272,068,948	100.0%

(1)	Includes properties owned by joint ventures.
(2)

The total number of units includes 263,595,562 general partnership common units, 6,307,648 common units held by third parties and 2,165,738 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.

(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2020

Shares and Units at End of Quarter	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19
Common shares outstanding	263,595,562	208,900,758	208,583,244	208,324,538	208,214,139
Common units outstanding	8,473,386	8,843,155	9,143,981	9,370,049	9,473,459
Total Shares and Partnership Units	272,068,948	217,743,913	217,727,225	217,694,587	217,687,598

Enterprise Value
Market value of common equity (1)	$37,793,099	$26,072,656	$28,263,171	$25,642,246	$25,904,824
Liquidation value of preferred equity	1,456,250	1,456,250	1,111,250	1,111,250	1,476,250
Total debt at balance sheet carrying value	12,251,332	10,122,448	10,924,035	10,842,578	10,279,656
Total Enterprise Value	$51,500,681	$37,651,354	$40,298,456	$37,596,074	$37,660,730
Total debt / total enterprise value	23.8%	26.9%	27.1%	28.8%	27.3%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$23,883,615	$20,053,853	$19,240,336	$20,141,190	$19,666,056
Total Assets	33,113,300	23,068,131	23,172,765	23,430,091	23,342,067
Total Liabilities	15,896,733	12,418,566	12,942,820	12,939,027	12,341,890

Selected Operating Data
Total operating revenues	$823,337	$787,463	$806,466	$800,797	$814,515
Total operating expenses	723,288	648,530	641,699	651,825	672,972
Interest expense	85,800	80,880	84,574	86,051	101,552
Net income	228,698	349,326	67,574	61,324	120,997
Net income available to common stockholders	202,859	315,577	49,827	31,738	95,869

Financial Ratios
EBITDA (2)	$587,930	$669,734	$431,311	$433,890	$526,059
Adjusted EBITDA (3)	482,093	461,813	473,344	468,498	483,063
Net Debt to Adjusted EBITDA (4)	6.6x	5.7x	6.0x	6.0x	5.5x
GAAP interest expense	85,800	80,880	84,574	86,051	101,552
Fixed charges (5)	117,560	111,674	111,343	112,373	133,545
Interest coverage ratio (6)	4.6x	4.7x	4.7x	4.6x	4.3x
Fixed charge coverage ratio (7)	3.8x	3.9x	4.0x	4.0x	3.6x

Profitability Measures
Net income per common share - basic	$0.91	$1.51	$0.24	$0.15	$0.46
Net income per common share - diluted	$0.90	$1.50	$0.24	$0.15	$0.46
Funds from operations (FFO) / diluted share and unit (8)	$0.91	$1.62	$1.59	$1.53	$1.92
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.53	$1.62	$1.67	$1.64	$1.73
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.44	$1.41	$1.48	$1.50	$1.53
Dividends per share and common unit	$1.12	$1.08	$1.08	$1.08	$1.08
Diluted FFO payout ratio (8) (10)	122.8%	66.8%	67.7%	70.7%	56.4%
Diluted Core FFO payout ratio (8) (11)	73.2%	66.7%	64.7%	65.9%	62.4%
Diluted AFFO payout ratio (9) (12)	78.0%	76.6%	72.9%	71.8%	70.5%

Portfolio Statistics
Buildings (13)	226	225	223	232	228
Data Centers (13)	213	213	211	220	215
Cross-connects (14)	91,600	81,000	80,400	79,700	79,000
Net rentable square feet, excluding development space (13)	29,751,501	29,031,962	28,802,763	29,871,498	29,551,498
Occupancy at end of quarter (15)	87.2%	86.8%	87.4%	87.8%	88.6%
Occupied square footage (13)	25,955,208	25,197,701	25,168,859	26,231,209	26,181,004
Space under active development (16)	4,315,469	4,471,083	3,592,750	3,296,821	3,227,275
Space held for development (17)	1,676,219	1,758,489	2,267,926	2,005,804	2,095,868
Weighted average remaining lease term (years) (18)	5.1	5.2	5.3	5.3	5.3
Same-capital occupancy at end of quarter (15) (19)	86.9%	86.7%	87.7%	88.7%	90.0%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2020

(1)

The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.

(2)

EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 39. For a reconciliation of net income available to common stockholders to EBITDA, see page 38.

(3)

Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 39.   For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 38.

(4)

Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents, divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)

Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense), excluding bridge facility fees.

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges), excluding bridge facility fees.
(8)	For definitions and discussion of FFO and core FFO, see page 39. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 14.
(9)	For a definition and discussion of AFFO, see page 39. For a reconciliation of core FFO to AFFO, see page 15.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale and Interxion’s portfolio.
(14)	Represents approximate amounts. Excludes Interxion’s portfolio.
(15)

Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.  Excludes Interxion’s portfolio.

(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 31). Excludes buildings held-for-sale and Interxion’s portfolio.
(17)

Space held for development includes space held for future Data Center development, and excludes space under active development (see page 35). Excludes buildings held-for-sale and Interxion’s portfolio.

(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet. Excludes Interxion’s portfolio.
(19)

Represents buildings owned as of December 31, 2018 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2019‑2020, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Explanatory Note: Certain portfolio information regarding Interxion is excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the header or footnotes, where applicable. Specifically, we have excluded the following related to Interxion: nine new metropolitan areas, 62 data centers, square footage, occupancy percentage and lease terms. Interxion’s financial results are included in our condensed consolidated financial information.

Digital Realty Trust
Earnings Release	First Quarter 2020

DIGITAL REALTY REPORTS FIRST QUARTER 2020 RESULTS

San Francisco, CA — May 7, 2020 — Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the first quarter of 2020.  All per-share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders of $0.90 per share in 1Q20, compared to $0.46 in 1Q19
•	Reported FFO per share of $0.91 in 1Q20, compared to $1.92 in 1Q19
•	Reported core FFO per share of $1.53 in 1Q20, compared to $1.73 in 1Q19
•

Signed total bookings during 1Q20 expected to generate $75 million of annualized GAAP rental revenue, including a $9 million contribution from interconnection (not including an additional $10 million signed by Interxion)

•	Issued $652 million of equity under the company’s ATM program, including approximately $615 million subsequent to quarter-end
•	Introduced 2020 core FFO per share outlook of $5.90-$6.10

Financial Results

Digital Realty reported revenues for the first quarter of 2020 of $823 million, a 5% increase from the previous quarter and a 1% increase from the same quarter last year.

The company delivered first quarter of 2020 net income of $229 million, and net income available to common stockholders of $203 million, or $0.90 per diluted share, compared to $1.50 per diluted share in the previous quarter and $0.46 per diluted share in the same quarter last year.

Digital Realty generated first quarter of 2020 adjusted EBITDA of $482 million, a 1% increase from the previous quarter and a 1% decrease over the same quarter last year.

The company reported first quarter of 2020 funds from operations of $212 million, or $0.91 per share, compared to $1.62 per share in the previous quarter and $1.92 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered first quarter of 2020 core FFO per share of $1.53, a 6% decrease from $1.62 per share in the previous quarter, and a 12% decrease from $1.73 per share in the same quarter last year.

Leasing Activity

In the first quarter, Digital Realty signed total bookings expected to generate $75 million of annualized GAAP rental revenue, including a $9 million contribution from interconnection.  These figures do not include any contribution from the combination with Interxion, which was completed on March 12, 2020.  Interxion signed total bookings in the first quarter expected to generate an additional $10 million of annualized GAAP rental revenue.

“Our hearts go out to all those impacted by the COVID-19 global pandemic, and our top priority is the health and safety of our employees, customers and partners,” said Digital Realty Chief Executive Officer A. William Stein.  “Despite the challenging environment, we continued to execute on our strategic plan, closing our highly strategic combination with Interxion as well as the acquisition of the Westin Building in Seattle while delivering another quarter of solid bookings.  Our business is highly resilient, and we remain confident that our global platform will continue to deliver sustainable growth for all stakeholders.”

The weighted-average lag between leases signed during the first quarter of 2020 and the contractual commencement date was five months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $92 million of annualized GAAP rental revenue during the quarter.  Rental rates on renewal leases signed during the first quarter of 2020 rolled down 1.5% on a cash basis and up 0.7% on a GAAP basis.

Digital Realty Trust
Earnings Release	First Quarter 2020

New leases signed during the first quarter of 2020 are summarized by region and product type as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$36,750	365,219	$101	34.1	$90
Powered Base Building	301	9,600	31	—	—
Colocation	6,146	22,661	271	1.8	286
Non-Technical	204	7,271	28	—	—
Total	$43,401	404,751	$107	35.9	$100

Europe (1)
Turn-Key Flex	$5,045	36,703	$137	2.7	$154
Colocation	1,334	4,706	283	0.4	305
Non-Technical	13	129	103	—	—
Total	$6,393	41,538	$154	3.1	$172

Asia Pacific (1)
Turn-Key Flex	$16,028	93,520	$171	10.6	$126
Powered Base Building	212	2,000	106	—	—
Colocation	40	158	251	—	367
Non-Technical	131	2,218	59	—	—
Total	$16,411	97,896	$168	10.6	$126

Interconnection	$8,638	N/A	N/A	N/A	N/A

Grand Total	$74,842	544,185	$122	49.6	$110

Note:  Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended March 31, 2020.

Investment Activity

Digital Realty completed the previously announced combination with Interxion promptly following expiration of the related exchange offer on March 12, 2020, in which 70,862,736 shares of InterXion, representing approximately 92.3% of total shares outstanding, were tendered.  Under the terms of the agreement announced in October 2019, Interxion shareholders received a fixed exchange ratio of 0.7067 Digital Realty shares per Interxion share, valuing Interxion at approximately $8.4 billion of total enterprise value, including assumed net debt.  This powerful combination builds upon Digital Realty’s established foundation of serving market demand for colocation, scale and hyper-scale requirements in the Americas, EMEA and Asia Pacific and leverages InterXion’s European colocation and interconnection expertise, enhancing the combined company’s capabilities to enable customers to solve for the full spectrum of data center requirements across a global platform.  The combination of the two organizations establishes a global platform expected to significantly enhance the ability to create long-term value for the customers, stockholders and employees of both companies.

On February 25, 2020, Digital Realty closed on the previously announced acquisition of a 49% interest in the Westin Building Exchange in Seattle, WA for approximately $368 million, including the assumption of existing debt.  The Westin Building is expected to generate 2020 cash net operating income of approximately $43 million, including management fee synergies, representing a 5.8% cap rate.  The Westin Building Exchange serves as the primary interconnection hub for the Pacific Northwest, linking Canada, Alaska and Asia along the Pacific Rim.  The building is the sixth most densely interconnected facility in North America, and is home to leading global cloud, content and interconnection providers, housing over 150 carriers and more than 10,000 cross-connects.

Digital Realty Trust
Earnings Release	First Quarter 2020

Balance Sheet

Digital Realty completed the following financing transactions  during the first quarter of 2020.

▪

In mid-January, Digital Realty closed an offering of €1.7 billion of Euro-denominated notes with a weighted-average maturity of approximately seven years and a weighted-average coupon of approximately 1.0%.

▪

In mid-March, Digital Realty completed its combination with Interxion and exchanged approximately 54 million shares of DLR common stock for all of the outstanding common shares of Interxion, representing total consideration of approximately $7 billion.

▪	Likewise in mid-March, a portion of the net proceeds from the January Euro bond offering was used to redeem all €1.2 billion of Interxion’s outstanding senior notes.
▪

During the first quarter of 2020, Digital Realty issued 264,765 shares of common stock under the company’s at-the-market equity offering program at a weighted average price of $139.49 per share, generating gross proceeds of approximately $37 million.

▪

Subsequent to quarter-end, Digital Realty issued an additional 4.3 million shares of common stock under the company’s at-the-market equity offering program at a weighted average price of $142.56 per share, generating gross proceeds of approximately $615 million.

Digital Realty had approximately $12.3 billion of total debt outstanding as of March 31, 2020, comprised of $12.1 billion of unsecured debt and approximately $0.2 billion of secured debt.  At the end of the first quarter of 2020, net debt-to-adjusted EBITDA was 6.6x, debt plus-preferred-to-total enterprise value was 26.6% and fixed charge coverage was 3.8x.  Pro forma for settlement of the $1.1 billion forward equity offering and the $615 million of equity issued under the ATM subsequent to quarter-end as well a full-quarter contribution from Interxion and the acquisition of a 49% interest in the Westin Building, net debt-to-adjusted EBITDA was 5.1x and fixed charge coverage was 4.8x.

COVID-19

Throughout the COVID-19 global pandemic, Digital Realty’s data centers around the world have remained fully operational in accordance with business continuity and pandemic response plans, prioritizing the health and safety of employees, customers and partners while ensuring service levels are maintained.  Digital Realty data centers have been deemed essential operations, allowing for critical personnel to remain in place and continue to provide services and support for customers.  Construction activity has been somewhat delayed in a few markets due to government restrictions in certain locations and/or limited availability of labor.  In some instances, these delays are impacting scheduled delivery dates.  We are monitoring the situation closely and remain in frequent communication with customers, contractors and suppliers.  We have proactively managed our supply chain, and we believe we have acquired the vast majority of the equipment needed to complete our 2020 development activities.  We believe we have ample liquidity to fund our business needs, given the $246 million of cash on the balance sheet as of March 31, 2020; the $615 million of equity issued under the company’s at-the-market equity offering program subsequent to quarter-end; $1.1 billion available upon physical settlement of the forward equity offering; and $2.0 billion of availability under our global revolving credit facilities.  While we have not experienced any significant business disruptions from the COVID-19 pandemic to date, we cannot predict what impact the COVID-19 pandemic may have on our future financial condition, results of operations or cash flows due to numerous uncertainties.

Digital Realty Trust
Earnings Release	First Quarter 2020

2020 Outlook

Digital Realty introduced its 2020 core FFO per share outlook of $5.90-$6.10.   The assumptions underlying this guidance are summarized in the following table.

As of
Top-Line and Cost Structure	May 7, 2020
Total revenue	$3.725 - $3.825 billion
Net non-cash rent adjustments (1)	($20 - $30 million)
Adjusted EBITDA	$2.075 - $2.125 billion
G&A	$320 - $330 million

Internal Growth
Rental rates on renewal leases
Cash basis	Down low single-digits
GAAP basis	Unchanged
Year-end portfolio occupancy (2)	+ / - 50 bps
"Same-capital" cash NOI growth (3)	(2.5%) - (3.5%)

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.25
U.S. Dollar / Euro	$1.05 - $1.10

External Growth
Dispositions
Dollar volume	$0.6 - $1.0 billion
Cap rate	0.0% - 12.0%
Development
CapEx (4)	$1.9 - $2.2 billion
Average stabilized yields	9.0% - 15.0%
Enhancements and other non-recurring CapEx (5)	$5 - $10 million
Recurring CapEx + capitalized leasing costs (6)	$220 - $230 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.9 billion
Pricing	1.00%
Timing	Jan-20

Net income per diluted share	$1.60 - $1.75
Real estate depreciation and (gain) / loss on sale	$3.50 - $3.50
Funds From Operations / share (NAREIT-Defined)	$5.10 - $5.25
Non-core expenses and revenue streams	$0.80 - $0.85
Core Funds From Operations / share	$5.90 - $6.10
Foreign currency translation adjustments	$0.05 - $0.15
Constant-Currency Core FFO / share	$5.95 - $6.25

(1)

Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).

(2)	Reflects inclusion of the Interxion portfolio, which was approximately 75% occupied as of March 31, 2020.
(3)

The “same-capital” pool includes properties owned as of December 31, 2018 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2019‑2020, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.

(4)	Includes land acquisitions.
(5)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(6)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	First Quarter 2020

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including FFO, core FFO, and Adjusted EBITDA.  A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO and core FFO are included as an attachment to this document.  A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on May 7, 2020, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/.   The presentation is designed to accompany the discussion of the company’s first quarter 2020 financial results and operating performance.  The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.

To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 6715656 at least five minutes prior to start time.  A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until June 8, 2020.  The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10142172.  The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty supports the data center, colocation and interconnection strategies of customers across the Americas, EMEA and APAC, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare and consumer products.  To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Andrew P. Power

Chief Financial Officer

Digital Realty

(415) 738‑6500

John J. Stewart

Investor Relations

Digital Realty

(415) 738‑6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2020

	Three Months Ended
	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19
Rental revenues	$579,774	$549,733	$564,975	$565,925	$585,425
Tenant reimbursements - Utilities	113,520	107,518	114,719	106,409	102,569
Tenant reimbursements - Other	56,943	59,641	57,466	62,820	55,868
Interconnection & other	69,835	65,576	65,312	64,232	68,168
Fee income	2,452	4,814	3,994	925	1,921
Other	813	181	—	486	564
Total Operating Revenues	$823,337	$787,463	$806,466	$800,797	$814,515

Utilities	$129,526	$125,127	$132,565	$123,398	$124,334
Rental property operating	136,182	129,034	126,866	128,634	130,620
Property taxes	42,123	42,541	38,255	41,482	37,315
Insurance	3,547	3,055	3,103	3,441	2,991
Depreciation & amortization	291,457	275,008	286,718	290,562	311,486
General & administration	62,266	53,540	49,862	52,318	51,976
Severance, equity acceleration, and legal expenses	1,272	1,130	123	665	1,483
Transaction and integration expenses	56,801	17,106	4,115	4,210	2,494
Impairment of investments in real estate	—	—	—	—	5,351
Other expenses	114	1,989	92	7,115	4,922
Total Operating Expenses	$723,288	$648,530	$641,699	$651,825	$672,972

Operating Income	$100,049	$138,933	$164,767	$148,972	$141,543

Equity in (loss) earnings of unconsolidated joint ventures	($78,996)	$11,157	($19,269)	$6,962	$9,217
Gain on sale / deconsolidation	304,801	267,651	—	—	67,497
Interest and other income (expense), net	(3,542)	10,734	16,842	16,980	21,444
Interest (expense)	(85,800)	(80,880)	(84,574)	(86,051)	(101,552)
Income tax benefit (expense)	(7,182)	1,731	(4,826)	(4,634)	(4,266)
Loss from early extinguishment of debt	(632)	—	(5,366)	(20,905)	(12,886)
Net Income	$228,698	$349,326	$67,574	$61,324	$120,997

Net (income) attributable to noncontrolling interests	(4,684)	(13,042)	(1,077)	(1,156)	(4,185)
Net Income Attributable to Digital Realty Trust, Inc.	$224,014	$336,284	$66,497	$60,168	$116,812

Preferred stock dividends, including undeclared dividends	(21,155)	(20,707)	(16,670)	(16,670)	(20,943)
Issuance costs associated with redeemed preferred stock	—	—	—	(11,760)	—

Net Income Available to Common Stockholders	$202,859	$315,577	$49,827	$31,738	$95,869

Weighted-average shares outstanding - basic	222,163,324	208,776,355	208,421,470	208,284,407	207,809,383
Weighted-average shares outstanding - diluted	224,474,295	210,286,278	209,801,771	209,435,572	208,526,249
Weighted-average fully diluted shares and units	232,753,630	218,901,078	218,755,597	218,497,318	217,756,161

Net income per share - basic	$0.91	$1.51	$0.24	$0.15	$0.46
Net income per share - diluted	$0.90	$1.50	$0.24	$0.15	$0.46

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2020

	Three Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19

Net Income Available to Common Stockholders	$202,859	$315,577	$49,827	$31,738	$95,869
Adjustments:
Non-controlling interests in operating partnership	7,800	13,100	2,300	1,400	4,300
Real estate related depreciation & amortization (1)	286,517	271,371	283,090	286,915	307,864
Unconsolidated JV real estate related depreciation & amortization	19,923	21,631	13,612	13,623	3,851
(Gain) on real estate transactions	(304,801)	(267,651)	—	—	—
Impairment of investments in real estate	—	—	—	—	5,351
Funds From Operations	$212,298	$354,028	$348,829	$333,676	$417,235

Funds From Operations - diluted	$212,298	$354,028	$348,829	$333,676	$417,235

Weighted-average shares and units outstanding - basic	230,443	217,391	217,375	217,346	217,039
Weighted-average shares and units outstanding - diluted (2)	232,754	218,901	218,756	218,497	217,756

Funds From Operations per share - basic	$0.92	$1.63	$1.60	$1.54	$1.92

Funds From Operations per share - diluted (2)	$0.91	$1.62	$1.59	$1.53	$1.92

	Three Months Ended
Reconciliation of FFO to Core FFO	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19

Funds From Operations - diluted	$212,298	$354,028	$348,829	$333,676	$417,235
Adjustments:
Termination fees and other non-core revenues (3)	(2,425)	(5,634)	(16,792)	(16,826)	(14,445)
Transaction and integration expenses	56,801	17,106	4,115	4,210	2,494
Loss from early extinguishment of debt	632	—	5,366	20,905	12,886
Issuance costs associated with redeemed preferred stock	—	—	—	11,760	—
Severance, equity acceleration, and legal expenses (4)	1,272	1,130	123	665	1,483
(Gain) / Loss on FX revaluation	81,288	(10,422)	23,136	(4,251)	9,604
(Gain) on contribution to unconsolidated joint venture, net of related tax	—	—	—	—	(58,497)
Other non-core expense adjustments	5,509	(1,511)	92	7,115	4,922
Core Funds From Operations - diluted	$355,375	$354,697	$364,869	$357,254	$375,682

Weighted-average shares and units outstanding - diluted (2)	232,754	218,901	218,756	218,497	217,756

Core Funds From Operations per share - diluted (2)	$1.53	$1.62	$1.67	$1.64	$1.73

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended
	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19

Depreciation & amortization per income statement	$291,457	$275,008	$286,718	$290,562	$311,486
Non-real estate depreciation	(4,940)	(3,637)	(3,628)	(3,647)	(3,622)

Real Estate Related Depreciation & Amortization	$286,517	$271,371	$283,090	$286,915	$307,864

(2)

For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO and the share count detail section of the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding.  For definitions and discussion of FFO and core FFO, see the definition section.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.
(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2020

	Three Months Ended
Reconciliation of Core FFO to AFFO	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19

Core FFO available to common stockholders and unitholders	$355,375	$354,697	$364,869	$357,254	$375,682
Adjustments:
Non-real estate depreciation	4,940	3,637	3,628	3,647	3,622
Amortization of deferred financing costs	4,260	3,064	2,900	2,905	4,493
Amortization of debt discount/premium	943	612	466	515	760
Non-cash stock-based compensation expense	12,153	8,937	8,906	9,468	7,592
Straight-line rental revenue	(15,404)	(13,994)	(12,764)	(13,033)	(15,979)
Straight-line rental expense	1,460	(342)	(209)	318	1,235
Above- and below-market rent amortization	3,294	4,109	2,824	3,954	6,210
Deferred tax expense	(792)	(998)	(1,418)	(979)	(15,397)
Leasing compensation & internal lease commissions (1)	2,793	3,646	3,254	4,025	3,581
Recurring capital expenditures (2)	(34,677)	(54,731)	(48,408)	(39,515)	(38,059)

AFFO available to common stockholders and unitholders (3)	$334,345	$308,637	$324,048	$328,559	$333,740

Weighted-average shares and units outstanding - basic	230,443	217,391	217,375	217,346	217,039
Weighted-average shares and units outstanding - diluted (4)	232,754	218,901	218,756	218,497	217,756

AFFO per share - diluted (4)	$1.44	$1.41	$1.48	$1.50	$1.53

Dividends per share and common unit	$1.12	$1.08	$1.08	$1.08	$1.08

Diluted AFFO Payout Ratio	78.0%	76.6%	72.9%	71.8%	70.5%

	Three Months Ended
Share Count Detail	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19

Weighted Average Common Stock and Units Outstanding	230,443	217,391	217,375	217,346	217,039
Add: Effect of dilutive securities	2,311	1,510	1,381	1,151	717

Weighted Avg. Common Stock and Units Outstanding - diluted	232,754	218,901	218,756	218,497	217,756

(1)	The company adopted ASC 842 in the first quarter of 2019.
(2)

Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions.  Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.

(3)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.
(4)

For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	First Quarter 2020

	31-March-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19

Assets
Investments in real estate:
Real estate	$20,477,290	$16,886,592	$16,407,080	$17,324,416	$16,988,322
Construction in progress	2,204,869	1,732,555	1,647,130	1,685,056	1,584,327
Land held for future development	137,447	147,597	150,265	152,368	163,081
Investments in real estate	$22,819,606	$18,766,744	$18,204,475	$19,161,840	$18,735,730
Accumulated depreciation and amortization	(4,694,713)	(4,536,169)	(4,298,629)	(4,312,357)	(4,124,002)
Net Investments in Properties	$18,124,893	$14,230,575	$13,905,846	$14,849,483	$14,611,728
Investment in unconsolidated joint ventures	1,064,009	1,287,109	1,035,861	979,350	930,326
Net Investments in Real Estate	$19,188,902	$15,517,684	$14,941,707	$15,828,833	$15,542,054

Cash and cash equivalents	$246,480	$89,817	$7,190	$33,536	$123,879
Accounts and other receivables (1)	527,699	305,501	304,712	320,938	328,009
Deferred rent	484,179	478,744	471,516	491,486	479,640
Customer relationship value, deferred leasing costs and other intangibles, net	3,500,588	2,195,324	2,245,017	2,499,564	2,580,624
Acquired above-market leases, net	66,033	74,815	84,315	94,474	106,044
Goodwill	7,466,046	3,363,070	3,338,168	3,353,538	3,358,463
Assets associated with real estate held for sale	—	229,934	967,527	—	—
Operating lease right-of-use assets (2)	1,364,621	628,681	634,085	648,952	660,586
Other assets	268,752	184,561	178,528	158,770	162,768
Total Assets	$33,113,300	$23,068,131	$23,172,765	$23,430,091	$23,342,067

Liabilities and Equity
Global unsecured revolving credit facilities	$603,101	$234,105	$1,833,512	$1,417,675	$842,975
Unsecured term loans	771,425	810,219	796,232	807,922	807,726
Unsecured senior notes, net of discount	10,637,006	8,973,190	8,189,138	8,511,656	8,523,462
Secured debt, net of premiums	239,800	104,934	105,153	105,325	105,493
Operating lease liabilities (2)	1,431,292	693,539	699,381	714,256	725,470
Accounts payable and other accrued liabilities	1,732,318	1,007,761	938,740	984,812	922,571
Accrued dividends and distributions	—	234,620	—	—	—
Acquired below-market leases	145,208	148,774	153,422	183,832	192,667
Security deposits and prepaid rent	336,583	208,724	203,708	213,549	221,526
Liabilities associated with assets held for sale	—	2,700	23,534	—	—
Total Liabilities	$15,896,733	$12,418,566	$12,942,820	$12,939,027	$12,341,890

Redeemable non-controlling interests - operating partnership	40,027	41,465	19,090	17,344	17,678

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (3)	$219,250	$219,250	$219,250	$219,250	$219,250
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	—	—	—	—	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,012	242,012	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (7)	193,540	193,540	193,540	193,540	193,540
Series K Cumulative Redeemable Preferred Stock (8)	203,264	203,264	203,264	203,264	203,423
Series L Cumulative Redeemable Preferred Stock (9)	334,886	334,886	—	—	—
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (10)	2,622	2,073	2,069	2,067	2,066
Additional paid-in capital	18,606,766	11,577,320	11,540,980	11,511,519	11,492,766
Dividends in excess of earnings	(3,139,350)	(3,046,579)	(3,136,668)	(2,961,307)	(2,767,708)
Accumulated other comprehensive (loss), net	(444,222)	(87,922)	(68,625)	(89,588)	(91,699)
Total Stockholders’ Equity	$16,460,236	$9,879,312	$9,437,290	$9,562,225	$10,088,408

Noncontrolling Interests
Noncontrolling interest in operating partnership	$656,266	$708,163	$732,314	$756,050	$772,931
Noncontrolling interest in consolidated joint ventures	60,038	20,625	41,251	155,445	121,160

Total Noncontrolling Interests	$716,304	$728,788	$773,565	$911,495	$894,091

Total Equity	$17,176,540	$10,608,100	$10,210,855	$10,473,720	$10,982,499

Total Liabilities and Equity	$33,113,300	$23,068,131	$23,172,765	$23,430,091	$23,342,067

(1)	Net of allowance for doubtful accounts of $16,816 and $13,753 as of March 31, 2020 and December 31, 2019, respectively.
(2)

Adoption of the new lease accounting standard required that we adjust the consolidated balance sheet to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our quarterly report on Form 10‑Q filed on May 10, 2019 for additional information.

(3)

Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $201,250 liquidation preference, respectively ($25.00 per share), 8,050,000 and 8,050,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively.

(4)

Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively.

(5)

Series H Cumulative Redeemable Preferred Stock, 7.375%, $0 and $0 liquidation preference, respectively ($25.00 per share), 0 and 0 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively. Redeemed on April 1, 2019.

(6)

Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively.

(7)

Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively.

(8)

Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000  shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively.

(9)

Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000  shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively.

(10)	Common Stock: 263,595,562 and 208,900,758 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	First Quarter 2020

Consolidated Data Centers Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$379,802
Turn-Key Flex® (4)	1,189,639
Powered Base Building® (4)	167,584
Colo & Non-tech (4)	131,701
Internet Gateway Leaseholds (4)	131,642
Total Cash NOI, Annualized	$2,000,368
less: Partners’ share of consolidated JVs	54
Acquisitions / dispositions / expirations	319,274
1Q20 carry-over & remaining FY20 backlog cash NOI (stabilized) (5)	64,119
Total Consolidated Cash NOI, Annualized	$2,383,815

Digital Realty’s Pro Rata Share of Unconsolidated JV Cash NOI (3)(6)
Turn-Key Flex®	$111,372
Powered Base Building®	9,372
Total Unconsolidated Cash NOI, Annualized	$120,744

Other Income
Development and Management Fees (net), Annualized	$9,808

Other Assets
Pre-stabilized inventory, at cost (7)	$419,419
Land held for development	137,447
Development CIP (8)	2,204,869
less: Investment associated with FY20 Backlog NOI	(249,264)
Cash and cash equivalents	246,480
Accounts and other receivables, net	527,699
Other assets	268,752
less: Partners’ share of consolidated JV assets	(817)
Total Other Assets	$3,554,585

Liabilities
Global unsecured revolving credit facilities	$613,912
Unsecured term loans	774,096
Unsecured senior notes	10,722,213
Secured debt, excluding premiums	239,964
Accounts payable and other accrued liabilities (9)	1,732,318
Security deposits and prepaid rents	336,583
Backlog NOI cost to complete (10)	205,939
Preferred stock, at liquidation value	1,456,250
Digital Realty’s share of unconsolidated JV debt	558,507
Total Liabilities	$16,639,782

Diluted Shares and Units Outstanding	274,380

(1)	Includes Digital Realty’s share of backlog leasing at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 40.
(3)

Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 1Q20 Cash NOI of $2.0 billion. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.
(5)

Estimated cash NOI related to signed leasing expected to commence through December 31, 2020.   Includes Digital Realty’s share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 37.
(7)	Includes Digital Realty’s share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(8)	See page 33 for further details on the breakdown of the construction in progress balance.
(9)	Includes net deferred tax liability of approximately $681.1 million.
(10)	Includes Digital Realty’s share of expected cost to complete at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

Consolidated Debt Analysis and Global Unsecured Revolving Credit Facilities	Financial Supplement
Unaudited and in Thousands	First Quarter 2020

	As of March 31, 2020
					Interest Rate
		Principal	% of Total	Interest	Including
	Maturity Date	Balance	Debt	Rate	Swaps
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	January 24, 2024	$385,994		1.507%
Yen revolving credit facility	January 24, 2024	227,918		0.500%
Deferred financing costs, net		(10,811)
Total Global Unsecured Revolving Credit Facilities		$603,101	5%	1.133%	1.133%

Unsecured Term Loans (1)
Hedged variable rate portion of seven-year term loan	January 15, 2023	$300,000		1.705%	2.435%
Unhedged variable rate portion of five-year term loan	January 24, 2024	404,072		2.069%
Hedged variable rate portion of five-year term loan	January 24, 2024	70,024		2.530%	1.778%
Deferred financing costs, net		(2,671)
Total Unsecured Term Loans		$771,425	6%	1.969%	2.184%

Senior Notes
3.950% notes due 2022	July 1, 2022	$500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
0.125% notes due 2022	October 15, 2022	330,930		0.125%
2.750% notes due 2023	February 1, 2023	350,000		2.750%
4.750% notes due 2023	October 13, 2023	372,600		4.750%
2.625% notes due 2024	April 15, 2024	661,860		2.625%
2.750% notes due 2024	July 19, 2024	310,500		2.750%
4.250% notes due 2025	January 17, 2025	496,800		4.250%
0.625% notes due 2025	July 15, 2025	717,015		0.625%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
2.500% notes due 2026	January 16, 2026	1,185,833		2.500%
3.700% notes due 2027	August 15, 2027	1,000,000		3.700%
1.125% notes due 2028	April 9, 2028	551,550		1.125%
4.450% notes due 2028	July 15, 2028	650,000		4.450%
3.600% notes due 2029	July 1, 2029	900,000		3.600%
3.300% notes due 2029	July 19, 2029	434,700		3.300%
1.500% notes due 2030	March 15, 2030	827,325		1.500%
3.750% notes due 2030	October 17, 2030	683,100		3.750%
Unamortized discounts		(26,149)
Deferred financing costs, net		(59,058)
Total Unsecured Senior Notes		$10,637,006	87%	2.964%	2.964%

Secured Debt
731 East Trade Street (2)	July 1, 2020	$964		8.220%
Secured note due 2023	March 1, 2023	104,000		1.705%	2.122%
Westin	July 11, 2027	135,000		3.290%
Unamortized net premiums		31
Deferred financing costs, net		(195)
Total Secured Debt		$239,800	2%	2.623%	2.804%

Total Indebtedness		$12,251,332	100%	2.804%	2.821%

Debt Summary
Total unhedged variable rate debt		$1,017,984	8%
Total fixed rate / hedged variable rate debt		11,332,201	92%
Total Consolidated Debt		$12,350,185	100%	2.804%	2.821%	(3)

Global Unsecured Revolving Credit Facilities Detail as of March 31, 2020

	Maximum Available	Existing Capacity (4)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$2,611,185	$1,950,787	$613,912

(1)	Maturity date assumes that all extensions will be exercised.
(2)	Repaid in full on April 13, 2020.
(3)	Debt instruments shown at coupon rates.
(4)	Net of letters of credit issued of $46.5 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	First Quarter 2020

	As of March 31, 2020
	Interest
	Rate		2020	2021	2022	2023	2024	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	1.507%		—	—	—	—	$385,994	—	$385,994
Yen revolving credit facility	0.500%		—	—	—	—	227,918	—	227,918
Total Global Unsecured Revolving Credit Facilities	1.133%	(2)	—	—	—	—	$613,912	—	$613,912

Unsecured Term Loans (1)
Hedged variable rate portion of seven-year term loan	2.435%	(2)	—	—	—	$300,000	—	—	$300,000
Unhedged variable rate portion of five-year term loan	2.069%		—	—	—	—	$404,072	—	404,072
Hedged variable rate portion of five-year term loan	1.778%	(2)	—	—	—	—	70,024	—	70,024
Total Unsecured Term Loans	2.184%	(2)	—	—	—	$300,000	$474,096	—	$774,096

Senior Notes
3.950% notes due 2022	3.950%		—	—	$500,000	—	—	—	$500,000
3.625% notes due 2022	3.625%		—	—	300,000	—	—	—	300,000
0.125% notes due 2022	0.125%		—	—	330,930	—	—	—	330,930
2.750% notes due 2023	2.750%		—	—	—	$350,000	—	—	350,000
4.750% notes due 2023	4.750%		—	—	—	372,600	—	—	372,600
2.625% notes due 2024	2.625%		—	—	—	—	$661,860	—	661,860
2.750% notes due 2024	2.750%		—	—	—	—	310,500	—	310,500
4.250% notes due 2025	4.250%		—	—	—	—	—	$496,800	496,800
0.625% notes due 2025	0.625%		—	—	—	—	—	717,015	717,015
4.750% notes due 2025	4.750%		—	—	—	—	—	450,000	450,000
2.500% notes due 2026	2.500%		—	—	—	—	—	1,185,833	1,185,833
3.700% notes due 2027	3.700%		—	—	—	—	—	1,000,000	1,000,000
1.125% notes due 2028	1.125%		—	—	—	—	—	551,550	551,550
4.450% notes due 2028	4.450%		—	—	—	—	—	650,000	650,000
3.600% notes due 2029	3.600%		—	—	—	—	—	900,000	900,000
3.300% notes due 2029	3.300%		—	—	—	—	—	434,700	434,700
1.500% notes due 2030	1.500%		—	—	—	—	—	827,325	827,325
3.750% notes due 2030	3.750%		—	—	—	—	—	683,100	683,100
Total Senior Notes	2.964%		—	—	$1,130,930	$722,600	$972,360	$7,896,323	$10,722,213

Secured Debt
Westin	3.290%		—	—	—	—	—	$135,000	$135,000
Secured note due 2023	2.122%	(2)	—	—	—	$104,000	—	—	104,000
731 East Trade Street (3)	8.220%		$964	—	—	—	—	—	964
Total Secured Debt	2.804%	(2)	$964	—	—	$104,000	—	135,000	$239,964

Total unhedged variable rate debt			—	—	—	—	$1,017,984	—	$1,017,984
Total fixed rate / hedged variable rate debt			$964	—	$1,130,930	$1,126,600	1,042,384	$8,031,323	11,332,201

Total Debt	2.821%		$964	—	$1,130,930	$1,126,600	$2,060,368	$8,031,323	$12,350,185

Weighted Average Interest Rate			8.220%	—	2.745%	3.270%	2.061%	2.963%	2.821%

Summary

Weighted Average Term to Initial Maturity									6.1 Years

Weighted Average Maturity (assuming exercise of extension options)									6.1 Years

(1)	Assumes all extensions will be exercised.
(2)	Interest rate including swaps.
(3)	Repaid in full on April 13, 2020.

Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	First Quarter 2020

	As of March 31, 2020

			Global Unsecured
	Unsecured Senior Notes (1)		Credit Facilities
Debt Covenant Ratios (2)	Required	Actual	Required	Actual
Total outstanding debt / total assets (3)	Less than 60%	45%	Less than 60% (4)	39%
Secured debt / total assets (5)	Less than 40%	1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	208%	N/A	N/A
Consolidated EBITDA / interest expense (6)	Greater than 1.5x	4.9x	N/A	N/A
Fixed charge coverage		N/A	Greater than 1.5x	5.7x
Unsecured debt / total unencumbered asset value (7)		N/A	Less than 60%	40%
Unencumbered assets debt service coverage ratio		N/A	Greater than 1.5x	6.0x

(1)	For a listing of the Unsecured Senior Notes, see page 18.
(2)

For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(3)

This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility, the term loan facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(4)

The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(5)

This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility, the term loan facility and the Yen facility.

(6)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(7)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility, the term loan facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	First Quarter 2020

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended
	31-Mar-20	31-Mar-19	% Change	31-Dec-19	% Change
Rental revenues	$422,624	$436,108	(3.1%)	$423,515	(0.2%)
Tenant reimbursements - Utilities	81,668	82,569	(1.1%)	82,950	(1.5%)
Tenant reimbursements - Other	45,254	44,822	1.0%	49,700	(8.9%)
Interconnection & other	54,827	53,441	2.6%	55,355	(1.0%)
Total Revenue	$604,373	$616,940	(2.0%)	$611,520	(1.2%)

Utilities	$92,089	$95,522	(3.6%)	$96,198	(4.3%)
Rental property operating	93,704	94,473	(0.8%)	98,584	(5.0%)
Property taxes	30,230	25,955	16.5%	32,648	(7.4%)
Insurance	3,090	2,454	25.9%	2,695	14.7%
Total Expenses	$219,113	$218,404	0.3%	$230,125	(4.8%)

Net Operating Income (2)	$385,260	$398,536	(3.3%)	$381,395	1.0%

Less:
Stabilized straight-line rent	$135	$2,912	(95.4%)	($2,843)	(105%)
Above- and below-market rent	(2,327)	(6,822)	(65.9%)	(3,093)	(24.8%)
Cash Net Operating Income (3)	$387,452	$402,446	(3.7%)	$387,331	0.0%

Stabilized Portfolio occupancy at period end (4)	86.9%	90.0%	(3.0%)	86.7%	0.2%

(1)

Represents buildings owned as of December 31, 2018 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2019-2020, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented.  Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 40.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 40.
(4)

Occupancy excludes space under active development and space held for development.  For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended March 31, 2020	First Quarter 2020

	Turn-Key Flex®		Powered Base Building ®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	1Q20	LTM	1Q20	LTM	1Q20	LTM	1Q20	LTM	1Q20	LTM

Number of leases (3)	44	208	2	10	163	634	11	43	220	895
Rentable Square Feet Leased (4)	495,442	1,616,179	11,600	156,058	27,525	101,042	9,618	65,000	544,185	1,938,279
Initial stabilized cash rent per square foot	$117	$127	$44	$31	$268	$306	$36	$33	$121	$126
GAAP base rent per square foot (5)	$117	$126	$44	$33	$273	$305	$36	$34	$122	$125
Leasing cost per square foot	$17	$17	$17	$12	$30	$31	$3	$9	$17	$17
Weighted Average Lease Term (years)	6.8	6.3	10.7	9.3	3.2	2.3	3.2	5.8	6.7	6.3

Net Effective Leasing Economics (6)
Base rent	$124	$133	$47	$34	$278	$307	$36	$34	$129	$131
Rental concessions	$8	$7	$3	$1	$5	$2	$0	—	$7	$6
Estimated operating expense	$27	$27	—	—	$88	$101	—	$9	$29	$28
Net Rent	$90	$99	$44	$33	$185	$204	$36	$25	$93	$97

Tenant improvements	$1	$1	—	—	—	—	—	—	$1	$1
Leasing commissions	$2	$2	$2	$1	$17	$21	$1	$1	$3	$3
Net Effective Rent	$87	$96	$43	$32	$168	$184	$35	$23	$89	$93

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	1Q20	LTM	1Q20	LTM	1Q20	LTM	1Q20	LTM	1Q20	LTM
Number of leases (3)	33	230	1	16	539	1,887	17	57	590	2,190
Rentable square feet renewed (4)	198,874	1,798,098	12,057	795,288	208,837	605,776	9,830	176,215	429,598	3,375,377
Expiring cash rent per square foot	$142	$155	$59	$35	$309	$289	$40	$27	$218	$144
Renewed cash rent per square foot	$128	$153	$49	$36	$315	$295	$40	$28	$215	$144
Cash Rental Rate Change	(9.3%)	(1.5%)	(17.2%)	1.5%	2.0%	2.1%	0.7%	3.2%	(1.5%)	(0.0%)

Expiring GAAP base rent per square foot (5)	$132	$148	$51	$32	$309	$289	$38	$25	$214	$140
Renewed GAAP base rent per square foot (5)	$129	$151	$53	$40	$315	$295	$39	$29	$215	$144
GAAP Base Rental Rate Change	(2.7%)	1.6%	2.4%	22.4%	2.0%	2.1%	4.0%	16.6%	0.7%	3.1%

Leasing cost per square foot	$11	$5	$7	$5	$0	$0	$1	$5	$5	$4
Weighted Average Lease Term (years)	4.8	4.3	11.9	13.3	1.3	1.2	4.5	6.4	3.3	6.0

Retention Ratio (7)	71.3%	69.9%	37.6%	79.8%	93.0%	84.4%	48.3%	66.7%	77.3%	74.2%

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	The number of leases represents the leased-unit count; a lease may include multiple units.
(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.
(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.
(6)	All dollar amounts are per square foot averaged over lease term.
(7)	Based on square feet.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended March 31, 2020	First Quarter 2020

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	1Q20	LTM	1Q20	LTM	1Q20	LTM	1Q20	LTM	1Q20	LTM

Number of leases (3)	56	202	1	10	150	605	11	35	218	852
Rentable Square Feet Leased (4)	425,376	1,438,951	9,600	233,484	23,273	118,978	15,662	68,099	473,911	1,859,512
Initial stabilized cash rent per square foot	$118	$128	$31	$48	$327	$247	$46	$29	$125	$122
GAAP base rent per square foot (5)	$118	$129	$31	$51	$328	$249	$47	$29	$125	$124
Leasing cost per square foot	$22	$24	$20	$28	$35	$24	$2	$8	$22	$24
Weighted Average Lease Term (years)	6.5	7.9	11.9	11.8	2.6	2.7	9.1	8.8	6.5	8.1

Net Effective Leasing Economics (6)
Base rent	$126	$134	$35	$54	$331	$249	$47	$30	$131	$128
Rental concessions	$7	$5	$3	$3	—	—	—	$1	$7	$4
Estimated operating expense	$26	$27	—	—	$106	$93	$9	$7	$28	$27
Net Rent	$93	$103	$31	$51	$222	$156	$37	$22	$96	$97

Tenant improvements	$2	$1	—	—	—	—	—	$1	$2	$1
Leasing commissions	$2	$2	$2	$2	$17	$16	—	—	$3	$3
Net Effective Rent	$89	$100	$30	$49	$205	$140	$37	$21	$92	$93

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	1Q20	LTM	1Q20	LTM	1Q20	LTM	1Q20	LTM	1Q20	LTM
Number of leases (3)	38	234	1	18	508	1,884	21	61	568	2,197
Rentable square feet renewed (4)	282,419	1,873,928	12,057	840,288	190,864	602,043	17,932	191,201	503,272	3,507,460
Expiring cash rent per square foot	$156	$156	$59	$35	$311	$288	$40	$27	$208	$143
Renewed cash rent per square foot	$143	$154	$49	$35	$317	$294	$41	$28	$203	$143
Cash Rental Rate Change	(8.0%)	(1.6%)	(17.2%)	0.8%	1.9%	2.0%	3.0%	4.7%	(2.4%)	(0.1%)

Expiring GAAP base rent per square foot (5)	$146	$149	$51	$32	$311	$288	$38	$25	$202	$138
Renewed GAAP base rent per square foot (5)	$140	$152	$53	$39	$317	$294	$42	$29	$202	$142
GAAP Base Rental Rate Change	(3.7%)	1.5%	2.4%	21.8%	1.9%	2.0%	9.5%	18.9%	(0.3%)	3.0%

Leasing cost per square foot	$8	$5	$7	$8	$0	$0	$1	$6	$5	$5
Weighted Average Lease Term (years)	4.8	4.3	11.9	13.6	1.4	1.2	4.8	6.8	3.7	6.1

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	The number of leases represents the leased-unit count; a lease may include multiple units.
(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.
(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.
(6)	All dollar amounts are per square foot averaged over lease term.

Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2020

Lease Expirations

						Annualized
	Square				Annualized	Rent Per
	Footage	% of Net		% of	Rent Per	Occupied	Annualized
	of Expiring	Rentable	Annualized	Annualized	Occupied	Square Foot	Rent at
Year	Leases (1)	Square Feet	Rent (2)	Rent	Square Foot	at Expiration	Expiration
Available	3,571,286	13.7%	—
Month to Month (3)	247,040	1.0%	$44,585	2.0%	$180	$180	$44,579
2020	1,569,350	6.0%	226,113	10.0%	144	144	226,153
2021	3,159,682	12.2%	411,147	18.2%	130	132	417,624
2022	2,874,801	11.1%	336,299	14.9%	117	122	349,617
2023	2,035,668	7.8%	225,694	10.0%	111	118	239,196
2024	2,413,771	9.3%	251,516	11.2%	104	113	273,532
2025	2,526,420	9.7%	237,580	10.5%	94	104	263,764
2026	1,228,166	4.7%	129,927	5.8%	106	123	151,410
2027	647,671	2.5%	61,151	2.7%	94	113	73,323
2028	536,122	2.1%	42,867	1.9%	80	95	50,969
2029	1,044,819	4.0%	70,070	3.1%	67	84	87,799
Thereafter	4,137,258	15.9%	216,135	9.6%	52	69	286,496

Total / Wtd. Avg.	25,992,054	100.0%	$2,253,084	100.0%	$100	$110	$2,464,462

Lease Distribution

	Total	% of		% of
	Net Rentable	Net Rentable	Annualized	Annualized
Square Feet Under Lease	Square Feet (1)	Square Feet	Rent (2)	Rent
Available	3,571,286	13.7%	—	—
2,500 or less	1,817,744	7.0%	$360,630	16.0%
2,501 - 10,000	2,876,291	11.1%	336,018	14.9%
10,001 - 20,000	6,046,218	23.3%	728,159	32.3%
20,001 - 40,000	4,600,139	17.7%	496,850	22.1%
40,001 - 100,000	3,759,264	14.5%	224,006	9.9%
Greater than 100,000	3,321,112	12.8%	107,421	4.8%

Total / Wtd. Avg.	25,992,054	100.0%	$2,253,084	100.0%

(1)

For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area.  We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2020, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2020

				Annualized Rent Per	Annualized Rent Per
	Square Footage of			Occupied	Occupied Square	Annualized Rent at
Year	Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Square Foot	Foot at Expiration	Expiration
Turn-Key Flex®
Available	1,608,741	—	—	—	—	—
Month to Month (3)	53,180	$10,271	0.5%	$193	$193	$10,271
2020	783,757	111,353	4.9%	142	142	111,392
2021	1,557,898	250,989	11.1%	161	165	256,815
2022	1,750,661	275,622	12.2%	157	165	288,806
2023	1,362,866	189,464	8.4%	139	148	201,742
2024	1,382,540	201,849	9.0%	146	160	220,734
2025	1,523,372	192,485	8.5%	126	140	213,888
2026	853,407	111,496	4.9%	131	153	130,892
2027	330,299	48,102	2.1%	146	175	57,706
2028	282,256	30,412	1.3%	108	127	35,856
2029	483,804	49,471	2.2%	102	126	60,860
Thereafter	1,459,347	140,000	6.3%	96	126	184,238

Total / Wtd. Avg.	13,432,128	$1,611,514	71.4%	$136	$150	$1,773,200

Powered Base Building®
Available	513,460	—	—	—	—	—
Month to Month (3)	11,924	$1,394	0.1%	$117	$116	$1,389
2020	297,754	7,543	0.3%	25	25	7,543
2021	769,725	26,265	1.2%	34	35	26,794
2022	485,213	15,441	0.7%	32	32	15,377
2023	421,413	14,810	0.7%	35	38	15,846
2024	582,369	29,521	1.3%	51	56	32,377
2025	679,134	31,695	1.4%	47	53	36,087
2026	281,873	13,789	0.6%	49	55	15,643
2027	243,251	11,447	0.5%	47	56	13,736
2028	183,185	10,876	0.5%	59	72	13,202
2029	375,407	17,659	0.8%	47	63	23,600
Thereafter	2,094,543	71,908	3.3%	34	46	97,169

Total / Wtd. Avg.	6,939,251	$252,348	11.4%	$39	$46	$298,763

Colocation
Available	766,081	—	—	—	—	—
Month to Month (3)	158,077	$30,203	1.3%	$191	$191	$30,203
2020	306,962	103,092	4.6%	336	336	103,092
2021	406,562	127,224	5.6%	313	313	127,223
2022	131,586	36,998	1.6%	281	281	36,998
2023	68,661	18,496	0.8%	269	269	18,493
2024	96,956	13,202	0.6%	136	136	13,200
2025	82,581	9,079	0.4%	110	110	9,079
2026	12,769	3,121	0.1%	244	244	3,121
2027	1,051	199	0.0%	189	189	199
2028	—	—	0.0%	—	—	—
2029	—	—	0.0%	—	—	—
Thereafter	350	297	0.0%	847	847	296

Total / Wtd. Avg.	2,031,636	$341,911	15.0%	$270	$270	$341,904

Non-Technical
Available	683,004	—	—	—	—	—
Month to Month (3)	23,859	$2,717	0.1%	$114	$114	$2,716
2020	180,877	4,125	0.2%	23	23	4,125
2021	425,498	6,668	0.3%	16	16	6,792
2022	507,342	8,237	0.4%	16	17	8,435
2023	182,728	2,924	0.1%	16	17	3,115
2024	351,907	6,945	0.3%	20	21	7,222
2025	241,333	4,321	0.2%	18	20	4,711
2026	80,117	1,521	0.1%	19	22	1,755
2027	73,069	1,403	0.1%	19	23	1,682
2028	70,680	1,579	0.1%	22	27	1,911
2029	185,608	2,940	0.1%	16	18	3,338
Thereafter	583,017	3,932	0.2%	7	8	4,793

Total / Wtd. Avg.	3,589,039	$47,312	2.2%	$16	$17	$50,595

(1)

For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2020, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	First Quarter 2020

							Weighted
							Average
				% of Net		% of	Remaining
		Number of	Total Occupied	Rentable	Annualized	Annualized	Lease Term in
	Customer	Locations	Square Feet (1)	Square Feet	Rent (2)	Rent	Years
1	Fortune 50 Software Company	20	2,110,200	9.4%	$177,333	7.9%	8.6
2	IBM	28	1,018,525	4.5%	144,503	6.4%	3.5
3	Facebook, Inc.	17	1,048,186	4.7%	136,466	6.1%	4.8
4	Oracle America, Inc.	20	576,975	2.6%	76,181	3.4%	1.7
5	Fortune 25 Investment Grade-Rated Company	13	578,891	2.6%	73,303	3.3%	3.5
6	Equinix	22	999,572	4.5%	67,048	3.0%	8.9
7	LinkedIn Corporation	7	533,904	2.4%	65,454	2.9%	4.6
8	Cyxtera Technologies, Inc.	16	1,405,125	6.3%	62,944	2.8%	11.8
9	Rackspace	15	623,758	2.8%	56,608	2.5%	7.8
10	Fortune 500 SaaS Provider	8	459,668	2.1%	42,466	1.9%	6.2
11	Comcast Corporation	26	183,161	0.8%	36,151	1.6%	5.7
12	JPMorgan Chase & Co.	16	273,060	1.2%	36,125	1.6%	3.3
13	Fortune 25-Tech Company	17	295,397	1.3%	31,477	1.4%	3.4
14	CenturyLink, Inc.	88	451,170	2.0%	31,323	1.4%	5.7
15	DXC Technology Company	11	229,643	1.0%	30,104	1.3%	3.3
16	Verizon	64	260,043	1.2%	28,380	1.3%	3.8
17	China Telecommunications Corporation	10	152,954	0.7%	26,678	1.2%	4.1
18	Uber Technologies, Inc.	7	149,855	0.7%	26,340	1.2%	3.4
19	Morgan Stanley	12	173,539	0.8%	25,430	1.1%	3.2
20	SunGard Availability Services LP	8	209,190	0.9%	24,771	1.1%	6.7
	Total / Weighted Average		11,732,816	52.5%	$1,199,085	53.4%	6.5

(1)

Occupied square footage is calculated based on leases that commenced on or before March 31, 2020. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2020, multiplied by 12.

Note:  Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage.  Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Portfolio Summary	Financial Supplement
As of March 31, 2020	First Quarter 2020

	As of
	Mar 2020	Dec 2019	Sep 2019	Jun 2019	Mar 2019
Number of Data Centers (1)
Domestic	120	119	119	132	131
International	53	53	51	52	49
Unconsolidated joint ventures (1)	40	41	41	36	35
Held-for-sale	—	12	12	—	—
Total	213	225	223	220	215

Number of Buildings (1)
Domestic	131	130	130	143	143
International	53	53	51	52	49
Unconsolidated joint ventures (1)	42	42	42	37	36
Held-for-sale	—	12	12	—	—
Total	226	237	235	232	228

Number of Metropolitan Areas
Domestic	17	16	16	17	18
International	13	13	11	12	12
Unconsolidated joint ventures	5	6	8	7	6
Held-for-sale	—	1	1	—	—
Total	35	36	36	36	36

Net Rentable Square Feet (2)
Domestic	21,417,477	20,876,659	20,787,369	22,653,655	22,740,673
International	4,066,566	3,972,751	3,945,496	4,085,691	3,862,715
Unconsolidated joint ventures	4,267,458	4,182,554	4,069,898	3,132,152	2,948,110
Held-for-sale	—	1,377,405	1,377,405	—	—
Total	29,751,501	30,409,369	30,180,168	29,871,498	29,551,498

Active Development (3)
Domestic	1,916,408	2,000,787	2,038,978	1,797,831	1,766,810
International	2,017,685	2,110,956	1,087,451	1,135,461	959,355
Unconsolidated joint ventures	381,376	359,339	466,322	363,530	501,110
Total	4,315,469	4,471,082	3,592,751	3,296,822	3,227,275

Space Held for Development (4)
Domestic	985,156	1,021,982	1,073,082	942,450	1,119,292
International	258,662	259,186	711,850	749,813	683,911
Unconsolidated joint ventures	432,401	477,320	482,995	313,543	292,666
Total	1,676,219	1,758,488	2,267,927	2,005,806	2,095,869

Portfolio occupancy (5)	87.2%	86.8%	87.4%	87.8%	88.6%
Digital Realty’s share occupancy (6)	86.3%	85.6%	86.3%	87.1%	88.0%
Stabilized "same-capital" pool occupancy (7)	86.9%	86.7%	87.7%	88.7%	90.0%

(1)

Includes 19 data centers held in the Ascenty joint venture consisting of 15 in São Paulo, two in Rio De Janiero, one in Fortaleza and one in Chile; 16 data centers held in our managed portfolio of unconsolidated joint ventures consisting of seven in Northern Virginia, four in Silicon Valley, three in Dallas, one in New York, and one in Hong Kong; and 5 data centers held in our unconsolidated non–managed joint ventures consisting of one in Seattle, two in Tokyo, and two in Osaka.

(2)

We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(3)	Space under active development includes current Base Building and Data Centers projects in progress (see page 31).
(4)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 35).
(5)

Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development.  For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)

Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.  Excludes buildings classified as held-for-sale.  Occupancy excludes space under active development and space held for development.  For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)

Represents consolidated portfolio of buildings owned as of December 31, 2018 with less than 5% of total rentable square feet under development.  Excludes buildings that were undergoing, or were expected to undergo, development activities in 2019‑2020, buildings classified as held for sale, and buildings sold or contributed to joint ventures.  Occupancy excludes space under active development and space held for development.  For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	First Quarter 2020

	Annualized	Interconnection /
Property	Rent (1)	Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$1,515,332	$2,424	$1,517,755	59.8%
Powered Base Building®	157,292	7	157,299	6.2%
Colocation	94,371	36,320	130,691	5.2%
Non-Technical	32,779	3	32,782	1.3%
Corporate Data Center Total	$1,799,774	$38,754	$1,838,528	72.5%

Internet Gateway Data Center
Turn-Key Flex®	$96,183	$706	$96,889	3.8%
Powered Base Building®	95,056	—	95,056	3.7%
Colocation	247,538	244,082	491,620	19.4%
Non-Technical	13,285	3	13,288	0.5%
Internet Gateway Data Center Total	$452,062	$244,791	$696,853	27.4%

Non-Data Center
Non-Technical	$1,248	—	$1,248	0.1%
Non-Data Center Total	$1,248	—	$1,248	0.1%

Total	$2,253,084	$283,545	$2,536,629	100.0%

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2020, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Product Overview by Metropolitan Area (1)	Financial Supplement
Turn-Key Flex® & Colocation	First Quarter 2020

	IT Load / MW	Leased Square	Net Rentable	Occupancy %	Occupancy %
Metropolitan Area	Capacity (2)	Feet	Square Feet (3)	3/31/20 (4)	12/31/19 (4)

Northern Virginia	425.5	4,245,480	4,566,345	93.0%	89.8%
Chicago	162.7	1,724,956	2,015,121	85.6%	85.6%
Silicon Valley	105.5	970,294	1,025,511	94.6%	94.7%
Dallas	94.2	1,177,541	1,352,304	87.1%	87.0%
New York	50.5	889,570	1,172,216	75.9%	75.6%
Phoenix	42.5	467,414	641,465	72.9%	76.4%
San Francisco	27.9	325,442	507,505	64.1%	64.5%
Seattle	19.5	63,102	73,502	85.9%	0.0%
Boston	19.0	196,831	375,026	52.5%	52.6%
Toronto	16.8	190,099	190,099	100.0%	100.0%
Los Angeles	13.8	186,516	274,597	67.9%	63.5%
Houston	12.6	142,833	163,109	87.6%	87.5%
Other Metropolitan Areas	18.7	285,395	351,323	81.2%	80.1%
Total North America	1,009.1	10,865,473	12,708,123	85.5%	84.4%

London, United Kingdom	96.4	1,009,249	1,171,696	86.1%	86.5%
Amsterdam, Netherlands	33.6	162,606	302,735	53.7%	53.8%
Frankfurt, Germany	22.9	236,435	267,151	88.5%	83.9%
Dublin, Ireland	13.1	170,334	244,733	69.6%	71.9%
Total Europe	166.1	1,578,624	1,986,315	79.5%	79.3%

Singapore	39.1	367,212	404,723	90.7%	85.9%
Other Metropolitan Areas	30.0	277,634	364,602	76.1%	71.4%
Total Asia/Pacific	69.0	644,846	769,325	83.8%	79.0%

Total	1,244.1	13,088,943	15,463,763	84.6%	83.5%

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.
(2)	IT Load/MW Capacity represents UPS-backed utility power dedicated to Digital Realty’s operated data center space. Excludes buildings classified as held-for-sale.
(3)

We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)

Occupancy excludes space under active development and space held for development.  Excludes buildings classified as held-for-sale.  For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	First Quarter 2020

					Occupancy (5)
		Space Under
	Net Rentable	Active	Space Held for	Annualized			TKF & Colo IT
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	31-Mar-20	31-Dec-19	Load (6)

North America

Northern Virginia	5,367,990	682,358	81,195	$540,191	93.1%	90.4%	410.4
Chicago	3,044,469	382,892	148,101	288,208	86.5%	86.6%	162.7
New York	2,067,188	70,838	100,742	206,882	82.2%	82.1%	49.8
Silicon Valley	2,251,021	65,594	—	200,743	95.2%	95.3%	105.5
Dallas	3,436,534	100,654	49,646	196,598	82.0%	82.0%	94.2
Phoenix	795,687	—	227,274	75,989	70.6%	73.5%	42.5
San Francisco	787,083	61,210	—	62,464	73.1%	72.1%	27.9
Atlanta	525,414	—	313,581	50,082	93.7%	93.0%	7.1
Los Angeles	818,479	—	—	44,724	87.6%	86.1%	13.8
Seattle	400,369	—	—	33,975	94.3%	N/A	19.5
Boston	467,519	—	50,649	22,193	55.2%	55.2%	19.0
Toronto, Canada	232,980	583,029	—	21,745	92.8%	92.8%	16.8
Houston	392,816	—	13,969	19,830	81.8%	81.8%	12.6
Austin	85,688	—	—	9,007	65.0%	65.0%	4.3
Miami	226,314	—	—	7,874	89.0%	89.3%	1.3
Portland	48,574	552,862	—	6,622	91.5%	91.4%	4.5
Minneapolis/St. Paul	328,765	—	—	5,798	100.0%	100.0%	—
Charlotte	95,499	—	—	4,721	89.2%	88.0%	1.5
North America Total/Weighted Average	21,372,389	2,499,437	985,157	$1,797,645	86.7%	85.9%	993.4

EUROPE

London, United Kingdom	1,456,896	136,921	98,651	$197,098	86.8%	87.5%	96.4
Amsterdam, Netherlands	599,592	48,490	95,262	41,941	65.9%	65.9%	33.6
Frankfurt, Germany	287,917	120,158	—	32,270	84.2%	82.6%	22.9
Dublin, Ireland	292,076	—	64,750	22,650	65.0%	75.1%	13.1
Paris, France	185,994	96,402	—	7,230	100.0%	100.0%	—
Geneva, Switzerland	59,190	—	—	1,775	100.0%	100.0%	—
Manchester, England	38,016	—	—	1,713	100.0%	100.0%	—
Europe Total/Weighted Average	2,919,681	401,971	258,663	$304,677	81.4%	82.6%	166.1

ASIA PACIFIC

Singapore	540,638	344,826	—	$80,614	88.9%	85.0%	39.1
Sydney, Australia	226,697	87,660	—	19,726	72.8%	67.4%	14.9
Melbourne, Australia	146,570	—	—	17,000	85.8%	85.8%	9.6
Tokyo, Japan	—	406,664	—	—	N/A	N/A	—
Osaka, Japan	—	193,535	—	—	N/A	N/A	—
Asia Pacific Total/Weighted Average	913,905	1,032,685	—	$117,340	84.4%	80.8%	63.5

Non-Data Center Properties	278,068	—	—	$1,248	100.0%	100.0%	—

Consolidated Portfolio Total/Weighted Average	25,484,043	3,934,093	1,243,820	$2,220,910	86.1%	85.5%	1,222.9

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia	1,250,419	—	—	$91,356	100.0%	100.0%	75.2
Hong Kong	182,488	—	3,812	18,869	85.4%	76.3%	11.0
Silicon Valley	326,305	—	—	13,461	100.0%	100.0%	—
Dallas	319,876	—	—	5,419	82.4%	82.4%	—
New York	108,336	—	—	3,460	100.0%	100.0%	3.4
Managed Unconsolidated Portfolio Total/Weighted Average	2,187,424	—	3,812	$132,564	96.2%	95.5%	89.6

Managed Portfolio Total/Weighted Average	27,671,467	3,934,093	1,247,632	$2,353,474	86.9%	86.3%	1,312.5

Digital Realty Share Total/Weighted Average (7)	25,992,054	3,918,314	1,245,726	$2,253,084	86.3%	85.6%	1,244.1

NON-MANAGED JOINT VENTURES

São Paulo	755,194	248,455	349,830	$101,471	95.2%	97.2%	57.8
Tokyo, Japan	892,667	—	—	65,058	87.8%	93.8%	15.5
Osaka, Japan	214,526	86,686	30,874	35,357	82.7%	68.6%	21.6
Fortaleza, Brazil	94,205	—	—	9,355	100.0%	100.0%	6.0
Rio De Janeiro, Brazil	72,442	—	26,781	8,925	100.0%	100.0%	6.0
Seattle	51,000	—	—	7,562	100.0%	100.0%	9.0
Santiago, Chile	—	46,235	21,104	—	N/A	N/A	—
Non-Managed Portfolio Total/Weighted Average	2,080,034	381,376	428,589	$227,729	91.2%	92.9%	115.9

Portfolio Total/Weighted Average	29,751,501	4,315,469	1,676,219	$2,581,203	87.2%	86.7%	1,428.4

(1)

We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 31).
(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 35).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2020, multiplied by 12.
(5)

Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)

TKF & Colo IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	First Quarter 2020

	Base Building Construction					Data Center Construction										Total Active Development

			A	B	A + B				A	B	A + B							A	B	A + B
													Average
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	GAAP Yield.	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	(4)	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Chicago	1	382,892	$131,189	$1,219	$132,408	—	—	—	—	—	—	—	—			1	382,892	$131,189	$1,219	$132,408
Dallas	1	81,935	9,425	972	10,397	1	18,719	967	12,807	1,890	14,697	—	2Q20			2	100,654	22,232	2,862	25,094
New York	1	55,081	25,387	43,814	69,201	1	15,757	1,200	9,948	3,353	13,301	100.0%	2Q20			2	70,838	35,335	47,167	82,502
Northern Virginia	2	412,460	57,670	15,716	73,387	1	269,898	28,000	80,009	130,681	210,690	42.9%	4Q20			2	682,358	137,679	146,397	284,077
Portland	1	287,370	60,083	15,890	75,973	1	265,493	24,000	123,299	127,634	250,933	50.0%	4Q20			1	552,862	183,382	143,524	326,906
San Francisco	—	—	—	—	—	1	61,210	6,000	43,017	34,656	77,673	100.0%	2Q20			1	61,210	43,017	34,656	77,673
Silicon Valley (5)	1	65,594	15,233	24,830	40,063	—	—	—	—	—	—	—	—			1	65,594	15,233	24,830	40,063
Toronto	1	496,048	88,328	14,836	103,164	1	86,981	9,000	53,804	46,448	100,252	16.7%	4Q20			1	583,029	142,131	61,284	203,416
North America	8	1,781,380	$387,315	$117,278	$504,593	6	718,058	69,167	$322,884	$344,662	$667,546	47.3%		7.9%	8.0%	11	2,499,437	$710,199	$461,940	$1,172,139

Amsterdam, Netherlands	—	—	—	—	—	1	48,490	2,400	$19,484	$25,720	$45,203	—	4Q20			1	48,490	$19,484	$25,720	$45,203
Frankfurt, Germany	—	—	—	—	—	1	120,158	9,000	34,694	62,317	97,011	66.7%	4Q20			1	120,158	34,694	62,317	97,011
London, United Kingdom	1	64,274	$17,343	$952	$18,296	2	72,647	7,434	77,316	4,544	81,860	—	2Q20			2	136,921	94,659	5,497	100,156
Paris, France	1	48,201	5,905	20,530	26,435	1	48,201	6,000	7,115	53,248	60,363	—	1Q21			1	96,402	13,020	73,778	86,798
Europe	2	112,475	$23,248	$21,483	$44,731	5	289,497	24,834	$138,609	$145,828	$284,437	24.2%		9.4%	9.5%	5	401,971	$161,856	$167,311	$329,168

Osaka, Japan	1	128,962	$12,239	$40,560	$52,800	1	64,573	7,000	$10,316	$115,629	$125,945	—	2Q21			1	193,535	$22,555	$156,189	$178,745
Singapore	1	137,932	14,658	36,040	50,698	1	206,894	22,500	40,068	130,629	170,697	46.7%	4Q20			1	344,826	54,726	166,669	221,395
Sydney, Australia	1	87,660	33,029	11,829	44,858	—	—	—	—	—	—	—	—			1	87,660	33,029	11,829	44,858
Tokyo, Japan	1	338,887	30,145	100,138	130,283	1	67,777	6,000	6,029	99,265	105,294	—	3Q21			1	406,664	36,174	199,403	235,578
Asia Pacific	4	693,440	90,071	188,567	278,639	3	339,245	35,500	$56,413	$345,524	$401,936	29.6%		10.8%	10.2%	4	1,032,685	$146,484	$534,091	$680,575

Total	14	2,587,294	$500,635	$327,328	$827,963	14	1,346,799	129,501	$517,905	$836,014	$1,353,919	38.0%		9.1%	9.0%	20	3,934,093	$1,018,540	$1,163,342	$2,181,882

(1)	Represents costs incurred through March 31, 2020.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
(3)

For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)

Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(5)	100% pre-leased as Powered Base Building ®.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle – In Service	Financial Supplement
Dollars in Thousands	First Quarter 2020

	Pre-Stabilized (1)
		Total Square		Total Current		Est. GAAP	Est. Stabilized
Metropolitan Area	# of Locations	Feet	kW	Investment (2)	% Leased	Yield. (3)	Cash Yield (3)
Boston	1	6,413	217	3,399	—
Chicago	2	176,231	17,394	162,485	—
Dallas	1	57,855	5,000	39,594	—
Northern Virginia	2	29,565	3,200	27,534	37.5%
North America	6	270,064	25,811	$ 233,012	4.6%	11.4%	10.8%

Amsterdam, Netherlands	2	104,552	12,000	109,320	—
Dublin, Ireland	1	18,288	2,150	20,302	—
London, United Kingdom	2	19,802	1,817	14,854	—
Europe	5	142,642	15,967	$ 144,475	—	9.4%	8.9%

Melbourne, Australia	1	21,241	900	6,768	—
Sydney, Australia	1	28,658	3,040	22,713	—
Asia Pacific	2	49,899	3,940	$ 29,480	—	12.7%	12.1%

Subtotal Consolidated Portfolio	13	462,605	45,718	$ 406,968	2.6%	10.8%	10.1%

Hong Kong	1	26,624	2,530	24,902	—
Subtotal Unconsolidated JV (4)	1	26,624	2,530	$ 24,902	—	8.3%	7.9%

Grand Total	14	489,229	48,248	$ 431,870	2.5%	10.6%	10.1%

(1)	In-service inventory requiring lease commencement.
(2)

Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project as of March 31, 2020.

(3)

Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.  Yields on international development assets are net of income taxes where applicable.  These yields are based on current estimates and actual results may vary.

(4)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture levels. For Hong Kong, Digital Realty’s ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2020

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (7)	Acreage	Investment (8)	Investment (9)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)(2)	N/A	167.9	$104,750	—	$104,750
Development Construction in Progress
Land - Current Development (1)	N/A	777.2	$582,093	—	$582,093
Space Held for Development (1)	1,243,820	N/A	214,061	—	214,061	$172
Base Building Construction (3)	2,587,294	N/A	500,635	$327,328	827,963	320
Data Center Construction	1,346,799	N/A	517,905	836,014	1,353,919	1,005
Equipment Pool & Other Inventory (4)	N/A	N/A	33,769	—	33,769
Campus, Tenant Improvements & Other (5)	N/A	N/A	18,927	33,166	52,093
Total Development Construction in Progress (6)	5,177,913	777.2	$1,867,390	$1,196,508	$3,063,898

Enhancement & Other			$1,265	$1,649	$2,914
Recurring			9,047	13,468	22,515
Total Construction in Progress		945.1	$1,982,452	$1,211,625	$3,194,077

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Excludes $32.7 million current investment in land held for development as of March 31, 2020 in the Interxion portfolio.
(3)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(4)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(5)

Represents improvements in progress as of March 31, 2020 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.

(6)	Excludes $337.5 million current investment in development projects underway as of March 31, 2020 in the Interxion portfolio.
(7)

We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.

(8)	Represents costs incurred through March 31, 2020. Excludes costs incurred by unconsolidated joint ventures.
(9)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	First Quarter 2020

	Three Months Ended
	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19

Non-Recurring Capital Expenditures (1)

Development (2)	$294,322	$233,848	$274,752	$329,601	$328,017

Enhancements and Other Non-Recurring	28	790	195	1,185	1,079

Total Non-Recurring Capital Expenditures	$294,350	$234,638	$274,947	$330,786	$329,096

Recurring Capital Expenditures (3)(4)	$31,307	$54,731	$48,408	$39,515	$38,059

Total Direct Capital Expenditures	$325,657	$289,369	$323,355	$370,301	$367,155

Indirect Capital Expenditures

Capitalized Interest	$9,942	$9,877	$9,936	$9,493	$10,897

Capitalized Overhead	12,555	11,884	11,910	11,511	11,214

Total Indirect Capital Expenditures	$22,497	$21,761	$21,846	$21,004	$22,111

Total Improvements to and Advances for Investment in Real Estate	$348,154	$311,130	$345,201	$391,305	$389,266

Consolidated Portfolio Net Rentable Square Feet (5)	25,992,054	25,341,641	25,504,614	27,088,816	26,952,858

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Excludes capital expenditures totaling $25.8 million in the Interxion portfolio for the period of March 12, 2020 through March 31, 2020.
(3)

Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions.  Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.

(4)	Excludes capital expenditures totaling $3.4 million in the Interxion portfolio for the period of March 12, 2020 through March 31, 2020.
(5)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	First Quarter 2020

	Land Inventory (1)				Space Held for Development

			Land – Held	Land -		Total
	# of		for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,621
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,247	—	6	148,101	52,194
Dallas	3	116.3	33,063	—	3	49,646	3,983
Houston	—	—	—	—	1	13,969	2,726
New York	1	34.2	—	$42,261	6	100,742	17,034
Northern Virginia	8	671.7	24,380	393,387	4	81,195	2,128
Phoenix	2	56.5	—	15,684	1	227,274	18,007
Portland	1	23.4	—	26,736	—	—	—
Silicon Valley	1	13.0	—	60,602	—	—	—
North America	17	916.5	$82,690	$538,670	23	985,157	$145,316

Amsterdam, Netherlands	—	—	—	—	2	95,262	$34,788
Dublin, Ireland	2	5.0	$6,106	—	1	64,750	4,751
Frankfurt, Germany	1	1.4	—	$7,957	—	—	—
London, United Kingdom	1	6.7	15,953	—	3	98,651	29,205
Europe	4	13.1	$22,060	7,957	6	258,663	$68,744

Melbourne, Australia	1	4.1	—	$2,556	—	—	—
Osaka, Japan	1	7.5	—	6,172	—	—	—
Sydney, Australia	1	3.5	—	8,485	—	—	—
South Korea	1	0.5	—	18,254	—	—	—
Asia Pacific	4	15.6	—	$35,467	—	—	—

Consolidated Portfolio	25	945.1	$104,750	$582,093	29	1,243,820	$214,060

Hong Kong	—	—	—	—	1	3,812	—
Subtotal JV (3)	—	—	—	—	1	3,812	—

Total	25	945.1	$104,750	$582,093	30	1,247,632	$214,060

(1)	Represents buildings acquired to support ground-up development.
(2)	Represents costs incurred through March 31, 2020. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
(3)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture levels. For Hong Kong, Digital Realty’s ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	First Quarter 2020

Closed Acquisitions:

						Net
					Cap	Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Rate	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	(2)	Feet (3)	Development	Development	Feet Occupied (4)
Westin Building (5)	Acquire JV Partner	Seattle, WA	2/25/2020	$301,350	5.8%	400,369	—	—	94.3%
Interxion (6)	Corporate	Various in EMEA	3/12/2020	8,400,000	—	3,922,216	1,127,128	—	74.0%
Sossenheim 2	Land	Frankfurt	2/28/2020	6,400	—	—	—	—	—
Total				$8,707,750	—	—	—	—	—

Closed Dispositions:

						Net
					Cap	Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Rate	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	(2)	Feet (3)	Development	Development	Feet Occupied (4)
10 PBB Assets	Buildings	Various in N.A.	1/14/2020	$557,300	6.6%	1,377,405	—	—	—
Total				$557,300	6.6%	1,377,405	—	—	—

Closed Joint Venture Contributions:

Net
				Cap	Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Rate	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	(2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price before contractual purchase price adjustments, transaction expenses, taxes and potential currency fluctuations.
(2)

We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties.  Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, customer bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to customers.

(3)

We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)	Occupancy excludes space under development and space held for development.
(5)

On February 25, 2020, Digital Realty closed its purchase of 98% of Clise Technologies which jointly owned a 50%-50% joint venture with Digital Realty at the Westin Building in Seattle, Washington. Digital Realty acquired a 49% indirect interest in the Westin Building for $301.4 million, not including its pro rata share of assumed debt.   The Westin Building is expected to generate 2020 cash net operating income of approximately $43 million including management fee synergies, representing a 5.8% cap rate.

(6)	Total consideration not including transaction expenses of approximately $8.4 billion as reported at announcement in October 2019.

Unconsolidated Joint Ventures (“JVs”)	Financial Supplement
Dollars in Thousands	First Quarter 2020

	As of March 31, 2020
Summary Balance Sheet - at the JV’s 100% Share	Ascenty		Clise (1)	CenturyLink (2)	Mitsubishi	Mapletree	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$565,771		$48,513	$184,399	$603,746	$772,285	$427,925	$126,775	$27,136	$2,756,550
Accumulated depreciation & amortization	(40,025)		(4,912)	(36,386)	(22,937)	(17,106)	(63,114)	(17,867)	(6,960)	(209,307)
Net Book Value of Operating Real Estate	$525,746		$43,601	$148,013	$580,809	$755,179	$364,811	$108,908	$20,176	$2,547,243
Other assets	1,237,424		10,400	41,081	209,323	282,771	54,889	15,325	5,113	1,856,326
Total Assets	$1,763,170		$54,001	$189,094	$790,132	$1,037,950	$419,700	$124,233	$25,289	$4,403,569

Debt	695,022		48,000	—	233,405	—	210,988	101,953	4,438	1,293,806
Other liabilities	86,028		707	8,580	93,998	24,823	69,833	2,669	670	287,308
Equity / (deficit)	982,120		5,294	180,514	462,729	1,013,127	138,879	19,611	20,181	2,822,455
Total Liabilities and Equity	$1,763,170		$54,001	$189,094	$790,132	$1,037,950	$419,700	$124,233	$25,289	$4,403,569

Digital Realty’s ownership percentage	49%	(3)	50%	50%	50%	20%	20%	20%	17%

Digital Realty’s Pro Rata Share of Unconsolidated JV Debt	$354,461		$24,000	—	$116,703	—	$42,198	$20,391	$754	$558,507

	Three Months Ended March 31, 2020
Summary Statement of Operations - at the JV’s 100% Share	Ascenty		Clise (1)	CenturyLink (2)	Mitsubishi	Mapletree	Prudential	Griffin	Colovore	Total

Total revenues	$39,753		$13,002	$6,172	$26,059	$26,496	$10,765	$4,979	$2,650	$129,876
Operating expenses	(16,111)		(2,455)	(2,293)	(13,382)	(10,026)	(2,427)	(2,023)	(1,768)	(50,485)
Net Operating Income (NOI)	$23,642		$10,547	$3,879	$12,677	$16,470	$8,338	$2,956	$882	$79,391

Straight-line rental revenue	—		($33)	($702)	($177)	($1,263)	($283)	$234	—	($2,224)
Above- and below-market rent	—		—	—	—	214	(822)	924	—	316
Cash Net Operating Income (NOI)	$23,642		$10,514	$3,177	$12,500	$15,421	$7,233	$4,114	$882	$77,483

Interest expense	($12,387)		($910)	—	($904)	—	($2,514)	($1,068)	($265)	($18,048)
Depreciation & amortization	(22,941)		(616)	($2,248)	(4,000)	($18,045)	(3,076)	(2,352)	(569)	(53,847)
Other income / (expense)	(3,418)		4	644	(1,457)	(1,267)	(50)	(103)	(48)	(5,695)
FX remeasurement	(165,244)		—	—	—	—	—	—	—	(165,244)
Total Non-Operating Expenses	($203,990)		($1,522)	($1,604)	($6,361)	($19,312)	($5,640)	($3,523)	($882)	($242,834)

Net Income / (Loss)	($180,348)		$9,025	$2,275	$6,316	($2,842)	$2,698	($567)	—	($163,443)

Digital Realty’s ownership percentage	49.0%	(3)	50.0%	50.0%	50.0%	20.0%	20.0%	20.0%	17.0%

Digital Realty’s Pro Rata Share of Unconsolidated JV NOI	$12,057		$5,274	$1,940	$6,339	$3,294	$1,668	$591	$150	$31,313

Digital Realty’s Pro Rata Share of Unconsolidated JV Cash NOI	$12,057		$5,257	$1,589	$6,250	$3,084	$1,447	$823	$150	$30,657

Digital Realty’s income (loss) from unconsolidated JVs	(87,023)		$1,849	$1,137	$4,271	($577)	$809	$538	—	($78,996)

Digital Realty’s Pro Rata Share of Core FFO (4)	$8,951		$2,157	$2,261	$6,271	$3,032	$1,424	$1,008	$97	$25,201

Digital Realty’s Fee Income from Joint Ventures	—		—	$414	$1,149	$1,209	$553	$488	—	$3,813

(1)	Formerly known as 2020 Fifth Avenue.
(2)	Formerly known as 33 Chun Choi Street.
(3)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(4)	For a definition of Core FFO, see page 39.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	First Quarter 2020

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19

Net Income Available to Common Stockholders	$202,859	$315,577	$49,827	$31,738	$95,869
Interest	85,800	80,880	84,574	86,051	101,552
Loss from early extinguishment of debt	632	—	5,366	20,905	12,886
Income tax (benefit) expense	7,182	(1,731)	4,826	4,634	4,266
Depreciation & amortization	291,457	275,008	286,718	290,562	311,486
EBITDA	$587,930	$669,734	$431,311	$433,890	$526,059
Unconsolidated JV real estate related depreciation & amortization	19,923	21,631	13,612	13,623	3,851
Unconsolidated JV interest expense and tax expense	9,944	13,553	10,816	10,277	2,191
Severance, equity acceleration, and legal expenses	1,272	1,130	123	665	1,483
Transaction and integration expenses	56,801	17,106	4,115	4,210	2,494
(Gain) on sale / deconsolidation	(304,801)	(267,651)	—	—	(67,497)
Impairment of investments in real estate	—	—	—	—	5,351
Other non-core adjustments, net	85,185	(13,886)	6,436	(13,476)	(13,806)
Non-controlling interests	4,684	13,042	1,077	1,156	4,185
Preferred stock dividends, including undeclared dividends	21,155	20,707	16,670	16,670	20,943
Issuance costs associated with redeemed preferred stock	—	—	—	11,760	—
Adjusted EBITDA	$482,093	$475,366	$484,160	$478,775	$485,254

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19

Total GAAP interest expense	$85,800	$80,880	$84,574	$86,051	$101,552
Capitalized interest	10,480	9,877	9,936	9,493	10,897
Change in accrued interest and other non-cash amounts	24,321	(30,564)	8,490	(20,656)	2,521
Cash Interest Expense (2)	$120,601	$60,193	$103,000	$74,888	$114,970

Scheduled debt principal payments	125	210	163	159	153
Preferred dividends	21,155	20,707	16,670	16,670	20,943
Total Fixed Charges (3)	$117,560	$111,674	$111,343	$112,373	$133,545

Coverage
Interest coverage ratio (4)	4.6x	4.7x	4.7x	4.6x	4.3x
Cash interest coverage ratio (5)	3.7x	6.7x	4.3x	5.8x	4.2x
Fixed charge coverage ratio (6)	3.8x	3.9x	4.0x	4.0x	3.6x
Cash fixed charge coverage ratio (7)	3.2x	5.2x	3.8x	4.8x	3.5x

Leverage
Debt to total enterprise value (8) (9)	23.8%	26.9%	27.1%	28.8%	27.3%
Debt plus preferred stock to total enterprise value (9)(10)	26.6%	30.8%	29.9%	31.8%	31.2%
Pre-tax income to interest expense (11)	3.7x	5.3x	1.8x	1.7x	2.2x
Net Debt to Adjusted EBITDA (12)	6.6x	5.7x	6.0x	6.0x	5.5x

(2)

Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized.  We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense), excluding bridge facility fees.
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges), excluding bridge facility fees.
(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock. See page 7 for definition of market value of common equity.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)

Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty’s share of joint venture debt, less cash and cash equivalents divided by  the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2020

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement.  FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures.  Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.  However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited.  Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, (vii) gain on contribution to unconsolidated joint venture, net of related tax, and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs’ core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense, (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited.  Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA.  Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2020

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended March 31, 2020, GAAP interest expense was $86 million, capitalized interest was $10 million and scheduled debt principal payments and preferred dividends was $21 million.

	Three Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	31-Mar-20	31-Dec-19	31-Mar-19

Operating income	$100,049	$138,933	$141,543

Fee income	(2,452)	(4,814)	(1,921)
Other income	(813)	(181)	(564)
Depreciation and amortization	291,457	275,008	311,486
General and administrative	62,266	53,540	51,976
Severance, equity acceleration, and legal expenses	1,272	1,130	1,483
Transaction expenses	56,801	17,106	2,494
Impairment in investments in real estate	—	—	5,351
Other expenses	114	1,989	4,922

Net Operating Income	$508,694	$482,711	$516,770

Cash Net Operating Income (Cash NOI)

Net Operating Income	$508,694	$482,711	$516,770

Straight-line rental revenue	(13,392)	(6,385)	(14,557)
Straight-line rental expense	1,496	(307)	1,177
Above- and below-market rent amortization	3,294	4,109	6,210

Cash Net Operating Income	$500,092	$480,128	$509,600

Forward-Looking Statements	Financial Supplement
First Quarter 2020

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: expected physical settlement of the forward sale agreements and use of proceeds from any such settlement, our expected investment and expansion activity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, core FFO and net income, 2020 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2020 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	reduced demand for data centers or decreases in information technology spending;
•	increased competition or available supply of data center space;
•	decreased rental rates, increased operating costs or increased vacancy rates;
•

the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;

•	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
•	our ability to attract and retain customers;
•	breaches of our obligations or restrictions under our contracts with our customers;
•	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
•	the impact of current global and local economic, credit and market conditions;
•	our inability to retain data center space that we lease or sublease from third parties;
•	information security and data privacy breaches;
•	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
•	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
•	our failure to successfully integrate and operate acquired or developed properties or businesses;
•	difficulties in identifying properties to acquire and completing acquisitions;
•	risks related to joint venture investments, including as a result of our lack of control of such investments;
•

risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
•	financial market fluctuations and changes in foreign currency exchange rates;
•

adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;

•	our inability to manage our growth effectively;
•	losses in excess of our insurance coverage;
•	our inability to attract and retain talent;
•	impact on our operations and on the operations of our customers, suppliers and business partners during a pandemic, such as COVID-19;
•	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
•	our inability to comply with rules and regulations applicable to our company;
•	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
•	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
•	restrictions on our ability to engage in certain business activities;
•	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
•	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance.  Several additional material risks are discussed in our annual report on Form 10‑K for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission.  Those risks continue to be relevant to our performance and financial condition.  Moreover, we operate in a very competitive and rapidly changing environment.  New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.  Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.